EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and
Restated  Stock  Option  Plan  of  Standard  Management  Corporation  and   the
Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan of our report dated February 11, 1998, with respect to the consolidated financial statements of Standard Management
International S.A.   and  subsidiaries  included  in  the  Annual  Report
(Form 10-K) for the year ended December 31, 1997 of Standard Management Corporation.

                                                   KPMG Audit

Luxembourg
March 26, 1998